Exhibit 10.13

NAMED EXECUTIVE OFFICER COMPENSATION

On February 26, 2007 the following adjustments to base salary, cash bonus payments for 2006 work, and grants of incentive stock were approved for the Company’s CEO and the persons expected to be named executive officers in its Proxy Statement for the 2007 Annual Meeting of Shareholders.  Adjustments to salary are effective as of March 1, 2007.  Cash bonuses are paid on or about March 5, 2007.

				Shares of
				Non-Qualified	Restricted
		2007	2006 Cash	Stock	Stock
Executive Officer	Title	Salary	Bonus	Options	Award
Dominic Ng	Chairman of the Board, President and Chief Executive Officer	$800,000	$1,280,000	47,915	45,091	(1)
Julia Gouw	Executive Vice President and Chief Financial Officer	$289,385	$220,000	8,076	1,932
Wellington Chen	Executive Vice President and Director of Corporate Banking	$236,255	$180,000	8,076	1,932
David Spigner	Executive Vice President and Chief Strategic Officer	$224,952	$145,000	5,384	1,288
William Lewis	Executive Vice President Chief Credit Officer	$214,244	$150,000	6,460	—

(1) Performance restricted stock vesting in 2 years.  Number of shares that will vest depends on meeting performance criteria.  The restricted shares awards represent the maximum number of shares that will be granted if pre-established earnings per share performance goals are met.

Stock options are all non-qualified options issued under the 1998 Stock Incentive Plan of the Company; the restricted stock is also issued under the 1998 Stock Incentive Plan of the Company.  Options vest over 4 years as follows: 1/3 after 2 years, 1/3 after 3 years, and 1/3 after 4 years.  The restricted stock of the named officers other than the CEO vests 50% after 4 years and 50% after 5 years.

The Company also approved company performance goals and individual performance goals for the CEO and the other named executive officers.  The CEO’s goals are set under the Performance-Based Bonus Plan approved by shareholders in 2002 and are based on earnings per share and return on equity; the bonus award will range from 0% to 250% of base salary.  The goals of the other named executives are based 50% on overall corporate goals and 50% on individual department performance goals.  The corporate goals are earnings per share, growth in demand deposits, return on equity, return on assets, growth in noninterest income, expense control, growth in trade finance loans, growth in commercial business loans, and strategic/operational goals.

The Company will provide additional information regarding the compensation paid to the named executive officers for the 2006 fiscal year in its Proxy Statement for the 2007 Annual Meeting of Shareholders.